Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Cidara Therapeutics, Inc. (the “Company”) for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof and to which this certification is attached as an exhibit (the “Report”), I, Jeffrey Stein, Ph.D., President and Chief Executive Officer of the Company, certify, pursuant to the requirement in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), that, to the best of my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 22, 2024	By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D. President and Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is being furnished solely pursuant to 18 U.S.C. § 1350 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cidara Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.